UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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CAMPBELL SOUP COMPANY

(Name of the Registrant as Specified In Its Charter)

THIRD POINT LLC

DANIEL S. LOEB

THIRD POINT PARTNERS QUALIFIED L.P.

THIRD POINT PARTNERS L.P.

THIRD POINT OFFSHORE MASTER FUND L.P.

THIRD POINT ULTRA MASTER FUND L.P.

THIRD POINT ENHANCED LP

THIRD POINT ADVISORS LLC

THIRD POINT ADVISORS II LLC

FRANCI BLASSBERG

MATTHEW COHEN

SARAH HOFSTETTER

MUNIB ISLAM

LAWRENCE KARLSON

BOZOMA SAINT JOHN

KURT SCHMIDT

RAYMOND SILCOCK

DAVID SILVERMAN

MICHAEL SILVERSTEIN

GEORGE STRAWBRIDGE, JR.

WILLIAM TOLER

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CAMPBELL’S SAD STATE: A PICTURE IS WORTH 149 YEARS OF WORDS VOTE THE WHITE CARD TO HELP CAMPBELL’S RISE UP FROM THE BOTTOM OF THE BOWL THE INDEPENDENT SLATE KNOWS THAT WE CAN DO BETTER. Campbell’s shareholders and employees deserve more than a Company with leaders they don’t believe in, a hopeless outlook from Wall Street, and the lowest 20-year return among its peers. Hormel 96% 92% 82% 77% 76% 75% 48% General Mills Kellogg McCormick Smucker Hershey Campbell Glassdoor—CEO approval rating, % Note: Data as of 10.25.18 Source: Third Point LLC; Glassdoor Oct-17 Nov-17 Dec-17 Jan-18 Feb-18 Mar-18 Apr-18 May-18 Jun-18 Jul-18 Aug-18 Sep-18 Oct-18 Glassdoor— % of employees who have a “positive business outlook” 50% 60% 40% 30% 20% Employees Unhappy With Leadership

A Hopeless Outlook from Wall Street and Investors

Bank	Rating	Price Target
J.P.Morgan	Sell	$36
UBS	Sell	$35
Credit Suisse	Sell	$33
Barclays	Sell	$33
Goldman Sachs	Sell	$31
Bank of America Merrill Lynch	Sell	$31

Source: Bernstein CPB Investor Survey

20-Year Total Shareholder Return, %
19%
261%
306%
331%
359%
662%
1,342%
1,586%
Campbell
Kellogg
S&P 500
General Mills
Hershey
Smucker
McCormick
Hormel

THIRD POINT

A Hopeless Outlook from Wall Street and Investors Lowest Opinion From Wall Street Experts: ALL SAY SELL, SELL, SELL! Sell $36 Sell $35 Sell $33 Sell $33 Sell $31 Sell $31 Bank Rating Price Target Exhibits: Only 10% of survey respondants rated the board’s performance as “In line with peers” while 90% rated Its performance as “significantly below average” or somewhat below average” vs other packaged food Boards. 1 Significantly below average 60% 50% 40% 30% 20% 10% 0% 2 Somewhat below average 3 Inline with peers 4 Somewhat above average 5 Significantly above average 57% 33% 10% 0% 0% Source: Bernstein CPB Investor Survey Current Leadership Has Delivered the Lowest 20 Year Shareholder Return CAMPBELL’S SAD STATE: A PICTURE IS WORTH 149 YEARS OF WORDS VOTE THE WHITE CARD TO HELP CAMPBELL’S CHANGE THE WORDS AROUND THESE PICTURES TO BUY, BEST, AND BETTER FOR EVERYONE. THE INDEPENDENT SLATE WILL BRING CAMPBELL BACK FROM THE BRINK AND RAISE IT FROM THE LOWS. Campbell 19% 261% 306% 331% 359% 662% 1,342% 1,586% Kellogg S&P 500 General Mills Hershey Smucker McCormick Hormel 20-Year Total Shareholder Return, % Reject Campbell’s Stale Arguments and Can the Company’s Card FOR QUESTIONS, CALL OKAPI PARTNERS AT (855) 208-8902 www.refreshcampbells.com

@ThirdPointLLC issued Tweets stating:

After 149 years, Wall Street, Investors and Employees have negative sentiment towards $CPB. Click https://bit.ly/2zda8wQ to see $CPB’s Sad State in Pics & Vote the White Card to help $CPB rise from the bottom of the bowl. #RefreshTheRecipe (SEC Legend: http://bit.ly/SEC_Legend)

FICTION #7: $CPB says its Incumbent Board can attract a world-class CEO. Unlikely. Get the facts here http://bit.ly/2O0DDHR. It’s time to #RefreshTheRecipe (SEC Legend: http://bit.ly/SEC_Legend)

$CPB stock? Flat over 20 years. $CPB billionaire heirs? $4 billion richer in dividends. It’s time to #RefreshTheRecipe and #CanTheCurrentBoard. (SEC Legend: http://bit.ly/SEC_Legend)

FICTION #8: $CPB’s Incumbent Board says it is open to all options to create shareholder value. We think the evidence shows otherwise. Get the facts here http://bit.ly/2O0DDHR. It’s time to #RefreshTheRecipe (SEC Legend: http://bit.ly/SEC_Legend)

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Third Point LLC also issued the following statement through additional social media outlets:

The pictures speak for themselves. After 149 years in the food industry, Wall Street, Investors and Employees have negative sentiment towards Campbell Soup Company. Click here https://bit.ly/2zda8wQ to see CPB’s Sad State in pictures and remember to Vote the White Card to help Campbell Soup Company rise from the bottom of the bowl. (SEC Legend: http://bit.ly/SEC_Legend)

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Wall Street Journal’s

“Heard On The Street” Weighs In

Be sure to read today’s column, What Campbell Can Learn from Third Point, to find out what credible third-parties are saying about our plan to

#RefreshTheRecipe.

We also encourage you to vote the WHITE proxy card to end the current Board’s reign of error at CPB.

www.RefreshCampbells.com

Copyright © 2018 Third Point LLC, All rights reserved.

www.RefreshCampbells.com

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Third Point Lays Out New 100-Day Plan to

Refresh Campbell

Today we released a new presentation that features the Independent Slate’s detailed 100-day operating plan to refresh Campbell’s stale, ineffective strategy.

Please click here to download or view the full version.

After reviewing the plan, we encourage you to vote the WHITE proxy card to end the reign of error at CPB.

Follow Us On Twitter Via @ThirdPointLLC

Copyright © 2018 Third Point LLC, All rights reserved.

www.RefreshCampbells.com

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****

What Campbell Can Learn from Third Point

The Wall Street Journal

By Aaron Back

October 31, 2018

Campbell Soup Co. could stand to learn a thing or two from its critics.

Dan Loeb’s activist hedge fund, Third Point, is seeking to replace Campbell’s entire board of directors in a November shareholder vote. It has made a case that Campbell’s board has done a poor job, which wasn’t too hard considering that the stock is down 30% over the last two years.

The more difficult case to make has been that the directors Third Point prefers could do a better one, especially since there appears to be no buyer out there for the whole company.

Third Point’s argument got a bit stronger on Tuesday as it released a plan to turn Campbell around. The company dismissed it in a statement as a mere copy of its own strategic plan unveiled in August, saying it relies on the same cost savings and synergies with recently acquired snack business Snyder’s-Lance.

This isn’t quite fair. Compared with Campbell’s plan, Third Point puts greater emphasis on stabilizing the core soup business by improving old recipes and removing unappealing ingredients like monosodium glutamate. It cites the precedent of Conagra’s successful renovation of old brands, which is rapidly becoming an industry model.

Campbell, by contrast, has focused most of its innovation away from its core. On Monday, it unveiled a new line of “Well Yes!” branded soups, in packages made for sipping soup on the go, with novel flavors like “sweet corn and roasted poblano.” Third Point is likely right that it would be better to update the company’s old classics and stop them from decaying.

Third Point also calls for a rethink of Campbell’s planned divestitures. This includes the international snack business, which has real potential, and smoothie and carrot maker Bolthouse Farms, which is troubled but likely couldn’t be sold for anything but a fire-sale price.

Finally, Third Point envisions a possible split between the grocery and snacks businesses, the merits of which are debatable, but which at least shows more willingness to countenance bold changes than Campbell has displayed so far.

Especially powerful is what Third Point has left unsaid—the possibility that Campbell’s dividend may need to be cut to fund new investments. This isn’t proposed anywhere in the plan, but is hinted at in Third Point’s strong language that Campbell is being run “for the benefit of corporate insiders and billionaire heirs.”

Family insiders opposed to Third Point own around 41% of the company and benefited from the $426 million of dividends it has paid out over the last four quarters.

This high ownership means Third Point faces steep odds in trying to replace the board. Even so, it would be in the own long-term interest of family members to at least listen to criticism from outsiders.

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Permission to use quotations in this filing neither sought nor obtained.

IMPORTANT INFORMATION

On September 28, 2018, Third Point LLC filed a definitive proxy statement and on October 1, 2018 filed Supplement No. 1 thereto and on October 9, 2018 filed Supplement No. 2 thereto (collectively, the “Definitive Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) to solicit proxies from stockholders of Campbell Soup Company (the “Company”) for use at the Company’s 2018 annual meeting of stockholders. THIRD POINT STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT ALSO INCLUDES INFORMATION ABOUT THE IDENTITY OF THE PARTICIPANTS IN THE THIRD POINT SOLICITATION AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS THEREIN. The Definitive Proxy Statement is available at no charge on the SEC’s website at http://www.sec.gov and is also available, without charge, on request from Third Point LLC’s proxy solicitor, Okapi Partners LLC, at (855) 208-8902 or via email at CPBinfo@okapipartners.com.